UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2017

HIGHWATER ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Minnesota	333-137482	20-4798531
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

24500 US Highway 14, Lamberton, MN	56152
(Address of principal executive offices)	(Zip Code)

(507) 752-6160
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry Into a Material Definitive Agreement

On September 28, 2017, Highwater Ethanol, LLC (the "Company") and Redwood Electric Cooperative, Inc. (the "Cooperative") executed an Agreement for Electric Service (the "Agreement") wherein the Company agreed to purchase, and the Cooperative agreed to sell, all of the electric power that the Company requires for its ethanol plant. The Agreement is effective on September 19, 2017, and remains in effect until five years following the start of the initial billing period or January 1, 2023. The Agreement automatically renews for additional five year periods unless the Company gives at least one year's written notice of termination prior to the expiration of the then current term or if the Agreement is otherwise terminated in accordance with its terms.

For the electric power provided, in addition to certain penalties and adjustments, the Company will pay the following rates: (i) a facility charge based on the then current net plant value; (ii) a per KWh energy charge at the then current wholesale rate including distribution losses and margin requirements; (iii) an additional demand charge for the entire monthly demand (kW) that is coincident to the peak demand; and (iv) an additional delivery charge for the entire monthly demand (kW) that is coincident to the peak demand. The rates are updated annually and the actual rates that would have been effective for 2017 are set forth in Exhibit B attached to the Agreement. The rates set forth in the Agreement shall terminate in the event the Company's firm non-coincident peak demand is less that 2,000 kW for twelve consecutive months or the Company's rolling twelve month non-coincident load factor is less than 60% for twelve consecutive months.

Upon termination of the Agreement by either party for any reason, the Company remains responsible for payment of the facility charge for what would have been the remaining portion of the term. The Company is required to be a member of the Cooperative.

Item 9.01 Financial Statements and Exhibits

(a)	None.

(b)	None.

(c)	None.

(d)	Exhibits

Exhibit No.            Description

99.1        Agreement for Electric Service with Redwood Electric Cooperative, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHWATER ETHANOL, LLC

Date: October 2, 2017	/s/ Brian Kletscher
Brian Kletscher, Chief Executive Officer